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                                                                    EXHIBIT 4.14

    INSTRUCTIONS FOR COMPLETION OF YOUR NTL INCORPORATED RIGHTS CERTIFICATES

CONSULT THE INFORMATION AGENT OR YOUR BANK, BROKER OR OTHER NOMINEE AS TO ANY QUESTIONS. NON-U.S. STOCKHOLDERS SHOULD TAKE NOTE OF THE MATTERS SET OUT IN
SECTION 2 OF THESE INSTRUCTIONS.

     The following instructions relate to the grant by us to holders of our common stock of transferable rights to purchase shares of our common stock at
$[     ] in cash per share, as described in our prospectus dated [          ],
2003.

     We will distribute to each stockholder of record of our common stock as of
the close of business on [          ], 2003, New York City time, at no charge,
[     ] transferable rights for each share of our common stock owned.

     We will not issue fractional rights or cash in lieu of fractional rights. We will round fractional rights to the nearest whole number with adjustments as may be necessary to ensure that, if all rights are exercised, we will issue
[     ] shares. In making this determination, we will aggregate all shares held by each stockholder of record.

     The number of rights to which you are entitled is printed on the face of your rights certificate. You should indicate your wishes with regard to the exercise or sale of your rights by completing, executing and returning to the subscription agent (in the envelope provided) your rights certificate. You should ensure that you complete the form on the reverse side of your rights certificate.

     YOUR RIGHT TO EXERCISE YOUR RIGHTS EXPIRES AT 5:00 P.M., NEW YORK CITY
TIME, ON [          ], 2003.

1.  SUBSCRIPTION PRIVILEGES.

     Your rights entitle you to the basic subscription privilege and the over-subscription privilege.

     Under the basic subscription privilege, each right entitles you to purchase one share of our common stock. You are not required to exercise all of your rights under the basic subscription privilege. To exercise your basic subscription privilege, complete Section 1.A. and Section 1.C. of your rights certificate.

     The over-subscription privilege entitles you to elect to purchase as many shares of common stock as you want to purchase, up to the total number of shares to be issued in the rights offering, at the same purchase price per share you paid in the basic subscription privilege. The number of additional shares you make the election for is at your discretion. However, we give no assurance that you will be able to purchase all or any of the shares for which you make the election. For example, if all of the rights granted by us are exercised, no shares will be available to issue as a result of any holder exercising the over-subscription privilege. You must pay for the shares you elect to purchase under over-subscription privilege at the same time you pay for the shares you are purchasing under the basic subscription privilege. If we do not satisfy your over-subscription privilege request in full, the subscription agent will return, without interest, all payments for the shares not issued to you as soon as practicable after the expiration of the rights offering. To exercise your over-subscription privilege, complete Section 1.B. and Section 1.C. of your rights certificate.

     If enough shares being offered in the rights offering are available after satisfying all exercises of the basic subscription privilege, we will satisfy all over-subscription requests. However, if over-subscription requests exceed the remaining number of shares that we intend to issue in the rights offering, we will allocate the remaining shares among the holders who exercise the over-subscription privilege under one or, if needed, two allocation formulae. See "The Rights Offering -- Subscription Privileges -- Pro Rata Allocation" in the prospectus. There are also other limitations on the over-subscription privilege. See "The Rights Offering -- Subscription Privileges -- Other Limitations on the Over-Subscription Privilege" in the prospectus.

2.  NON-U.S. STOCKHOLDERS.

     We will not mail rights certificates to you if you are a stockholder as of the record date whose address is outside the United States because your ability to exercise rights may be prohibited by the laws of the country in which you live. We are not making the rights offering to any person in any jurisdiction in which it is unlawful to do so, nor are we accepting any offers to purchase any shares of our common stock from any person in any jurisdiction in which it is unlawful to do so. If you are outside the United States, no offer or invitation to exercise rights and purchase shares is being made to you, and you must not attempt to exercise or transfer any rights. However, you may exercise or transfer your rights if, on or prior to
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[          ], 2003, you provide evidence that is satisfactory to us that you fall within the permitted categories of UK or Cayman Islands persons described in the prospectus or you provide evidence that is satisfactory to us, like a legal opinion from local counsel, that it is otherwise lawful for you to receive and exercise rights. If you can provide us with this evidence, the subscription agent will mail a rights certificate to you. When you exercise your rights, you will need to check the box in Section 1.D.(2) of your rights certificate. If you have an address outside the United States and you do not provide this evidence, the subscription agent will attempt to sell your rights on your behalf after
[          ], 2003. In that case, you will be entitled to the net sale proceeds, if any.

     If you have received these instructions and you live outside the United States, you should consult your legal advisor about the particular laws of the country in which you live.

3.  EXERCISING YOUR RIGHTS AND PAYING FOR YOUR SHARES.

     You may exercise your rights by properly completing and signing your rights certificate. To exercise your basic subscription privilege, complete Section 1.A. and Section 1.C. of your rights certificate. To exercise your over-subscription privilege, complete Section 1.B. and Section 1.C. of your rights certificate. In each case, it is important that you also review and check the applicable boxes in Section 1.D. of your rights certificate.

     You must deliver your rights certificate to Continental Stock Transfer & Trust Company, which is acting as the subscription agent. The address of the subscription agent is set out below and on your rights certificate. THE SUBSCRIPTION AGENT WILL NOT ACCEPT A FACSIMILE TRANSMISSION OF YOUR COMPLETED RIGHTS CERTIFICATE.

     The delivery of your rights certificate must be accompanied with payment of the purchase price for each share you wish to purchase under the basic subscription privilege as well as each share you wish to purchase under the over-subscription privilege. Your payment of the purchase price must be made in U.S. dollars for the full number of shares of common stock you are purchasing under your basic subscription privilege and over-subscription privilege:

     - by certified check drawn upon a U.S. bank payable to the subscription agent;

     - by cashier's check drawn upon a U.S. bank or express money order payable to the subscription agent; or

     - by wire transfer of funds to the account maintained by the subscription agent for the purpose of accepting subscriptions at

       J.P. Morgan Chase Bank
       New York, New York
       ABA No. 02100021
       Account: 475-502663
       Attention: Continental Stock Transfer & Trust Company, Subscription Agent for NTL Incorporated.

     To confirm receipt of your wire transfer, you may call the subscription agent at (212) 509-4000 (extension 536). You may also wish to send to the subscription agent by facsimile transmission at (212) 616-7610 confirmation of your wiring instructions to alert the subscription agent to your incoming wire transfer.

     THE SUBSCRIPTION AGENT WILL NOT ACCEPT CHECKS DRAWN ON PERSONAL OR BUSINESS ACCOUNTS. THE SUBSCRIPTION AGENT WILL ACCEPT PAYMENT ONLY BY CERTIFIED CHECK, CASHIER'S CHECK, EXPRESS MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If you wish to exercise rights, but you do not have sufficient time to deliver the rights certificate evidencing your rights to the subscription agent on or before the expiration of the rights offering, you may exercise your rights by the following guaranteed delivery procedures:

     - deliver to the subscription agent on or prior to the expiration of the rights offering the purchase price payment for each share you elected to purchase under your basic subscription privilege and over-subscription privilege in the manner set forth above;

     - deliver to the subscription agent on or prior to the expiration of the rights offering the form entitled "Notice of Guaranteed Delivery," substantially in the form provided with these instructions; and

     - deliver the properly completed rights certificate evidencing your rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three
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       (3) business days following the date you submit your Notice of Guaranteed
       Delivery. You should make sure you check the box in the upper right hand corner of the reverse side of your rights certificate indicating that you have already provided us with a properly completed Notice of Guaranteed Delivery and payment for the shares you elected to purchase.

     Your Notice of Guaranteed Delivery must be delivered in substantially the same form provided with these instructions. Your Notice of Guaranteed Delivery must include a signature guarantee from an eligible institution, acceptable to the subscription agent.

     You should deliver your rights certificate, payment of the purchase price, unless you decide to wire your payment, and any Notice of Guaranteed Delivery to the subscription agent by mail, hand delivery or overnight courier to:

     Continental Stock Transfer & Trust Company
     Reorganization Department
     17 Battery Place
     New York, New York 10004

     Payment of the purchase price by wire transfer may be made as provided above.

     You may call the subscription agent at (212) 509-4000 (extension 536).

     Your delivery to an address other than the address set forth above will not constitute valid delivery.

4.  METHOD OF DELIVERY OF YOUR RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT.

     You are responsible for the method of delivery of your rights certificate(s). If you send your rights certificate(s) by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to
the subscription agent prior to 5:00 p.m., New York City time, on [          ],
2003, unless the time period for exercising your rights is extended by us.

5.  TRANSFERABILITY OF RIGHTS.

     You may transfer your rights. You may try to sell your rights through normal investment channels, but you must not sell your rights or send your rights certificate to anyone outside the United States, except as set forth in the prospectus. We anticipate that the rights will be eligible to trade on the Nasdaq National Market until the close of business on the last trading day before the expiration of the rights offering. However, the rights are a new issue of securities with no established trading market. We cannot give you any assurance that a market for the rights will develop or, if a market does develop, as to how long it will continue or at what prices the rights will trade. Therefore, we cannot assure you that you will be able to sell any of your rights.

6.  METHOD OF TRANSFERRING RIGHTS.

     You may transfer all or a portion of the rights evidenced by a single rights certificate by completing Section 2 of your rights certificate.

     We and the subscription agent reserve the right without liability to treat as invalid any exercise or purported exercise of rights evidenced by a completed rights certificate or any transfer or purported transfer of a rights certificate that appears to us or the subscription agent to have been executed, effected or dispatched into, in or from a jurisdiction other than the United States or if the transferee of any purported transfer of a rights certificate appears to be resident outside the United States unless such person(s) fall into the permitted categories of UK or Cayman Islands persons described in the prospectus or it is otherwise lawful for them to do so. In either case, at the time of transfer or exercise these non-U.S. persons must provide evidence satisfactory to us that one of these exceptions applies to them.

     If you wish to transfer all or a portion of your rights you should allow a sufficient amount of time prior to the expiration of the rights offering for the transfer, to be received and processed by the subscription agent, new rights certificates to be issued and picked up at the subscription agent's address (unless other arrangements are made with the subscription agent) and the rights evidenced by the new rights certificates to be exercised or sold by the recipients of the rights or certificates. The required time will depend upon the method by which delivery of the rights certificate and

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payment is made and the number of transactions you instruct the subscription agent to effect. PLEASE BEAR IN MIND THAT THE RIGHTS OFFERING PERIOD IS LIMITED. Neither we nor the subscription agent shall have any liability to a transferee or you if rights certificates or any other required documents are not picked up in time for exercise or sale prior to the expiration of the rights offering. If you are a non-U.S. person, you must provide the additional information described in paragraph 2 above.

     A request to exercise rights will constitute a representation and warranty by you that you and the beneficial owner of the rights are within the United States, except if you have otherwise provided evidence to our satisfaction that it is lawful for you to receive rights and exercise rights and acquire shares. A transfer of rights will constitute a representation and warranty that the transferor is within the United States or otherwise entitled to acquire the rights and a representation and warranty from the transferee that the transferee and any beneficial owner of the rights for whom the transferee acts are within the United States or that it is otherwise lawful for them to receive rights and exercise rights and acquire shares.

     A new rights certificate will be issued to you upon the partial exercise or sale of rights. All deliveries of newly issued rights certificates will be at your risk. You must pick up a new rights certificate representing your unexercised rights at the subscription agent's address unless other arrangements are made with the subscription agent.

     All commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, sale or exercise of rights will be for your account and none of these commissions, fees or expenses will be paid by us or the subscription agent.

7.  EXERCISING A PORTION OF YOUR RIGHTS.

     If you purchase fewer than all of the shares represented by your rights certificate, you must pick up a new rights certificate representing your unexercised rights at the subscription agent's address unless other arrangements are made with the subscription agent. If you would like this certificate registered in the name of someone other than yourself, you should check the box in Section 1.D.(3) and complete Section 2 of your rights certificate. Please note, however, that if you attempt to transfer your rights to a person(s) with an address(es) outside the United States, your transfer will not be processed except in the circumstances and on the terms set out in the prospectus.

8.  EXECUTION OF RIGHTS CERTIFICATE.

     (a) Execution by Registered Holder. The signature on the rights certificate must correspond with the name or names of the registered holder(s) exactly as it appears on the face of the rights certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the rights certificate in accordance with the foregoing. If you sign the rights certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the subscription agent in its sole and absolute discretion, you must present to the subscription agent satisfactory evidence of your authority to sign in that capacity.

     (b) Signature Guarantees. Your signature on each rights certificate must be guaranteed by an eligible institution if you have completed Section 2 or
Section 3 of your rights certificate.

     An "eligible institution" is a "financial institution," which term includes most commercial banks, savings and loan associations and brokerage houses, that is a participant in any of the following: (i) the Securities Transfer Agents Medallion Program; (ii) the New York Stock Exchange, Inc. Medallion Signature Program; or (iii) the Stock Exchanges Medallion Program.

9.  PROCEDURES FOR DTC PARTICIPANTS.

     If your rights are held of record through The Depository Trust Company, or DTC, you may exercise your basic subscription privilege and your over-subscription privilege for each beneficial holder by instructing DTC, or having your broker instruct DTC, to transfer your rights from your account to the account of the subscription agent, together with certification as to the aggregate number of rights you are exercising and the number of shares of our common stock you are subscribing for under your basic subscription privilege and your over-subscription privilege, if any, and the purchase price for each share you purchased pursuant to your basic subscription privilege and your over-subscription privilege.

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10.  ISSUANCE OF COMMON STOCK.

     We will issue the shares under the basic subscription privilege as soon as practicable after you have exercised your rights and the subscription agent has received the required funds. We will not issue shares under the over-subscription privilege until after the expiration of the rights offering and all allocations under the over-subscription privilege discussed in paragraph 1 above have been made. If you would like any or all of the shares to be issued to you upon exercise of your rights registered in the name of someone other than yourself, you should check the box in Section 1.D.(4) and complete Section 3 of your rights certificate. Please note, however, that if you attempt to have these shares registered in the name of a person(s) with an address(es) outside the United States, your request will not be processed except in the circumstances and on the terms set out in the prospectus.

     Your payment for the purchase price for the shares you want to purchase under the over-subscription privilege will be retained by the subscription agent until these allocations are made. No interest will be paid to you on the funds you deposit with the subscription agent.

11.  FORM W-9.

     If you elect to exercise the rights or to have the subscription agent endeavor to sell your rights, you should provide the subscription agent with a correct Taxpayer Identification Number on the Form W-9, which is included with these instructions. Additional copies of Form W-9 may be obtained upon request from the subscription agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject you to a $50 penalty and to federal income tax backup withholding with respect to dividends that may be paid by us on shares of common stock purchased upon the exercise of rights (for those holders exercising rights) and with respect to proceeds from the sale of rights.

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